===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          ASI Solutions Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                          ASI SOLUTIONS INCORPORATED
                               780 Third Avenue
                           New York, New York 10017

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 8, 1999

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of ASI Solutions Incorporated (the "Company") will be held on Wednesday, September 8, 1999 at 11:00 a.m. New York time at the offices of the Company at 780 Third Avenue, New York, New York 10017 for the following purposes:

    1. To elect eight directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

    2. To consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Option and Grant Plan (the "Option Plan") to increase the total number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") that may be issued under the Option Plan from 1,200,000 to 1,600,000.

    3. To consider and act upon a proposal to approve an amendment to the Company's 1996 Directors Stock Option Plan (the "Directors Plan") to increase the total number of shares of Common Stock that may be issued under the Directors Plan from 50,000 to 100,000.

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors has fixed the close of business on August 6, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Carl S. Koerner
                                          Secretary

New York, New York
August 10, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          ASI SOLUTIONS INCORPORATED
                               780 Third Avenue
                           New York, New York 10017

                               ----------------
                                PROXY STATEMENT

                               ----------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 8, 1999

                                                                August 10, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ASI Solutions Incorporated (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Wednesday, September 8, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of eight directors of the Company, to consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Option and Grant Plan (the "Option Plan"), to consider and act upon a proposal to approve an amendment to the Company's 1996 Directors Stock Option Plan (the "Directors Plan"), and to act upon any other matters properly brought before them.

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about August 10, 1999. The Board of Directors has fixed the close of business on August 6, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

  The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment to the Option Plan and the amendment to the Directors Plan. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the proposal to amend the Option Plan and the proposal to amend the Directors Plan, and will therefore have the effect of votes "against" such proposals. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the amendment to the Option Plan or the amendment to the Directors Plan, and will therefore not have the effect of votes either "for" or "against" such proposals. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

  Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed, postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the nominees for director of the Company named in this Proxy Statement and FOR the proposals to approve the amendments to the Option Plan and the Directors Plan. It is not anticipated that any matters other than the election of directors and the amendments to the Option Plan and the Directors Plan will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not such stockholder has previously given a proxy, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

  The Company's 1999 Annual Report, including audited financial statements for the fiscal year ended March 31, 1999 ("Fiscal 1999"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation materials.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of eight members. At the Annual Meeting, eight directors will be elected to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Bernard F. Reynolds, Eli Salig, Seymour Adler, Ph.D., David Tory, Michael J. Boylan, Ilan Kaufthal, Carl S. Koerner and F. Samuel Smith (each a "Nominee") to serve as directors. Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a Nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters--Stockholder Proposals" for a summary of these requirements.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
                                           ---

Information Regarding the Directors/Nominees

  The names, ages and a description of the business experience, principal occupation and past employment during at least the last five years of each of the Nominees are set forth below.

       Name                                                                  Age

       Bernard F. Reynolds..................................................  57
       Eli Salig............................................................  50
       Seymour Adler, Ph.D..................................................  51
       David Tory(1)........................................................  56
       Michael J. Boylan(1)(2)..............................................  52
       Ilan Kaufthal(1)(2)..................................................  51
       Carl S. Koerner(2)...................................................  49
       F. Samuel Smith......................................................  59

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  Bernard F. Reynolds co-founded the Company in 1978. Prior to that time, Mr. Reynolds held positions as a Senior Officer and Director--Human Resources and Training at Dean Witter Reynolds, Inc. and Bache and Company Incorporated. Mr. Reynolds is a former Chairman of the Wall Street Human Resource Directors Association, and has served on the Human Resources Management Committee of the Securities Industry Association.

  Eli Salig co-founded the Company in 1978. Previously, Mr. Salig worked in Human Resources and Training at Dean Witter Reynolds, Inc. and immediately prior to founding the Company, Mr. Salig was a Vice President and a Director of Corporate Personnel at Dean Witter Reynolds, Inc.

  Seymour Adler, Ph.D. co-founded the Company in 1978. Prior to Dr. Adler's present assignments, he served as Vice President, Research and Development for the Company. In addition to having served as a consultant to industry throughout his professional career, Dr. Adler has been on the faculties of the City University of New York, Purdue University, and Stevens Institute of Technology. He is currently an adjunct Professor at New York University.

  David Tory joined the Company in 1996 as a director. Currently, Mr. Tory acts as an independent consultant to industry. From 1988 through 1995, Mr. Tory was employed as President and Chief Executive Officer of The Open Software Foundation, a nonprofit consortium comprised of major computer hardware and software companies and user organizations. From 1978 to 1988, Mr. Tory was employed by Computer Associates, Inc. in Europe and the United States. Mr. Tory is also a member of the Boards of Directors of Flexi International and Cascade Systems.

  Michael J. Boylan joined the Company in 1996 as a director. Mr. Boylan is currently employed as President of MacFadden Publishing, Inc., a privately held New York based firm which publishes a variety of trade and consumer titles. Prior to joining MacFadden Publishing, Inc., he was the Vice Chairman--Publishing Operations and a member of the Board of Directors of American Media, Inc., a leading publisher in the field of personality journalism.

  Ilan Kaufthal joined the Company in 1996 as a director. Mr. Kaufthal is Vice Chairman of Schroder & Co., Inc. Mr. Kaufthal joined Schroder & Co., Inc. in February 1987 and is a member of its Executive Committee. Prior to joining Schroder & Co., Inc., Mr. Kaufthal was employed by NL Industries Inc., where he served as its Senior Vice President and Chief Financial Officer. Mr. Kaufthal is also a member of the Boards of Directors of ProTeam.Com, Inc., Cambrex Corporation, United Retail Group, Inc. and Russ Berrie and
Company, Inc.

  Carl Seldin Koerner, Esq. joined the Company in 1996 as a director and Secretary. Mr. Koerner is a partner in the law firm of Koerner Silberberg & Weiner, LLP, counsel to the Company. Mr. Koerner is also a director of International Smart Sourcing, Inc.

  F. Samuel Smith joined the Company in February 1998 as a director. Mr. Smith serves as a Managing Director of McLagan Partners, Inc. ("New McLagan"), a wholly-owned subsidiary of the Company which provides comprehensive compensation research and consulting services to companies primarily in the financial services and securities industries. Mr. Smith founded McLagan Partners Incorporated ("Old McLagan"), the predecessor to New McLagan, in 1966 and served as a Managing Director until Old McLagan was acquired by the Company in November 1997. Mr. Smith is also a director of Venture Management, Inc. and Chase Franklin Corporation.

  During Fiscal 1999, the Board of Directors met six times. During Fiscal 1999, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The Audit Committee currently consists of Messrs. Boylan, Kaufthal and Tory. The Audit Committee met two times during Fiscal 1999. The Compensation Committee, which currently consists of Messrs. Boylan, Kaufthal and Koerner, determines the salaries and bonuses of the Company's executive officers. The Compensation Committee also administers the Option Plan, the Directors Plan and the Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee met three times during Fiscal 1999. The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

Compensation of Directors

  Except as provided below, directors of the Company who are also employees receive no additional compensation for their service as directors. Non-employee directors are eligible to receive options to purchase shares of Common Stock under the Directors Plan. Currently under the Directors Plan, options to purchase up to an aggregate of 50,000 shares of Common Stock may be granted. At the Annual Meeting, stockholders will be asked to vote on a proposal to approve an amendment to the Directors Plan to increase the number of shares of Common Stock reserved under the Directors Plan from 50,000 to 100,000. Pursuant to the Directors Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock on the first day such individual serves as a director. In addition, each non-employee director who is appointed chairperson of a committee of the Board of Directors receives an option to purchase 2,500 shares of Common Stock upon such appointment. Options issued under the Directors Plan are granted with exercise prices equal to the fair market value of the underlying Common Stock on the date of grant and expire ten years after the date of grant.

  Options to purchase an aggregate of 25,000 shares were granted in Fiscal 1999 under the Directors Plan. Mr. Boylan was granted an option to purchase 10,000 shares and Messrs. Kaufthal, Koerner and Tory were each granted an option to purchase 5,000 shares.

  All directors of the Company receive $1,000 for attendance at meetings of the Board of Directors and its committees.

Information Regarding Executive Officers

  The names, ages and positions of each of the executive officers of the Company, as well as a description of their business experience and past employment, are as set forth below:

      Name                 Age                     Position
      ----                 ---                     --------
   Bernard F. Reynolds...   57 Chairman of the Board and Chief Executive Officer
   Eli Salig.............   50 President and Chief Operating Officer, Director
   Seymour Adler, Ph.D...   51 Executive Vice President, Director
   Michael J. Mele.......   45 Senior Vice President and Chief Financial Officer
   Dennis L. Stevens.....   47 Vice President, Marketing

  For biographical information regarding Messrs. Reynolds and Salig and Dr. Adler, see "--Information Regarding the Directors/Nominees."

  Michael J. Mele joined the Company in 1997 and currently serves as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Mele served for four years as Vice President and Chief Financial Officer of Linotype-Hell Company. From 1991 to 1993, Mr. Mele was Vice President of Finance and Administration for the North American operations of Daimler-Benz's AEG Electronics subsidiary. He was previously employed by Mars, Inc., Thomas & Betts Corporation and KPMG Peat Marwick LLP.

  Dennis L. Stevens joined the Company in 1995 and currently serves as Vice President, Marketing. Prior to joining the Company, Mr. Stevens served for two years as Managing Director, Marketing and Communications in the Consulting Services division at Price Waterhouse L.L.P. From 1980 to 1993, Mr. Stevens was a Vice President of Marketing at American Express Travel Related Services Inc., with overall management responsibility for product management, new product development, advertising and research.

Executive Compensation

  Summary Compensation Table. The following table sets forth information concerning the compensation earned during the indicated periods by the Company's Chief Executive Officer and the Company's four (4) other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during Fiscal 1999 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                      Long Term
                                         Annual      Compensation
                                      Compensation      Awards
                                     --------------- ------------
                            Fiscal   Salary   Bonus    Options     All Other
                             Year       $       $         #       Compensation
                            ------   ------- ------- ------------ ------------
Bernard F. Reynolds........  1999    326,855     --        --        57,404(1)
 Chairman of the Board and   1998    244,292     --        --        57,404(1)
 Chief Executive Officer     1997    237,169 135,000       --        57,404(1)

Eli Salig..................  1999    281,812     --        --        35,400(1)
 President and Chief         1998    235,888     --        --        35,400(1)
 Operating Officer           1997    237,169     --        --        35,400(1)

Seymour Adler, Ph.D........  1999    266,740  50,000       --        15,712(1)
 Executive Vice President    1998    225,500     --        --        15,712(1)
                             1997    240,000     --    124,841       15,712(1)

Michael J. Mele............  1999    204,809  50,000    65,000       19,081(2)
 Senior Vice President and   1998    146,250     --     25,000        3,826(2)
 Chief Financial Officer     1997(3)     --      --        --           --

Dennis L. Stevens..........  1999    183,333  15,000     5,000       13,088(2)
 Vice President, Marketing   1998    186,625  15,000     5,000        4,800(2)
                             1997    171,879  45,830    10,000          --

--------
(1) Represents the dollar value of premiums paid by the Company with respect to life insurance policies in the names of Messrs. Reynolds and Salig and Dr. Adler. The face amounts of the policies are $2.3 million, $1.3 million and $800,000 for Messrs. Reynolds and Salig and Dr. Adler, respectively. In the event of the death of any of these executives, the Company would be entitled to receive 50% of the applicable death benefit.
(2) Represents contributions by the Company under its 401(k) plan on behalf of Messrs. Mele and Stevens.
(3) Mr. Mele's employment with the Company commenced in March 1997.

  Option Grants. The following table sets forth the option grants made during Fiscal 1999 to the Named Executive Officers.

                         Option Grants in Fiscal 1999

                                                                             Potential
                                                                         Realizable Value
                                                                         at Assumed Annual
                                                                          Rates of Stock
                                                                               Price
                                                                         Appreciation For
                                        Individual Grants                 Option Term(2)
                         ----------------------------------------------- -----------------
                         Number of   Percent of
                         Securities Total Options
                         Underlying  Granted to   Exercise or
                          Options   Employees in  Base Price  Expiration
                         Granted(1)  Fiscal Year   ($/Share)     Date     5% ($)  10% ($)
                         ---------- ------------- ----------- ---------- -------- --------
Bernard F. Reynolds.....      --          --           --           --        --       --
Eli Salig...............      --          --           --           --        --       --
Seymour Adler, Ph.D.....      --          --           --           --        --       --
Michael J. Mele.........   15,000        5.3%       $9.625     05/20/08  $ 90,795 $230,100
                           50,000       17.7%       $6.500     11/04/08  $204,400 $517,950
Dennis L. Stevens.......    5,000        1.8%       $9.625     05/20/08  $ 30,265 $ 76,700

--------
(1) These options vest ratably over a three-year term.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of stock appreciation set by the Securities and Exchange Commission (the "SEC") of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Stock. There can be no assurance that the amounts reflected will be achieved.

  Year-End Option Holdings. The following table sets forth the value of options held at the end of Fiscal 1999 by the Named Executive Officers. None of the Named Executive Officers exercised any options during Fiscal 1999.

                      Fiscal 1999 Year-End Option Values

                            Number of Securities
                           Underlying Unexercised      Value of Unexercised
                              Options at Fiscal        In-the-Money Options
                                Year-End (#)           at Fiscal Year-End ($)
                          Exercisable/Unexercisable Exercisable/Unexercisable(1)
                          ------------------------- ---------------------------
Bernard F. Reynolds......          -- / --                    -- / --
Eli Salig................          -- / --                    -- / --
Seymour Adler, Ph.D......      124,841/ --               $179,459/ --
Michael J. Mele..........        8,332/81,668            $  1,561/$74,999
Dennis L. Stevens........        8,332/11,668            $  9,894/$ 5,416

--------
(1) Based on $7.9375 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on March 31, 1999.

Employment Agreements

  The Company has executive employment agreements with Messrs. Reynolds and Salig and Dr. Adler (each an "Executive"). The current annual base salaries of Messrs. Reynolds and Salig and Dr. Adler under their employment agreements are $425,000, $330,000 and $305,000, respectively. Each Executive is entitled to fringe benefits and an annual bonus to be determined by the Board of Directors. Each Executive can be terminated for cause (as defined in the employment agreements) with all future compensation ceasing. If the Executive is terminated without cause, dies during the term, or is unable to competently and continuously perform the duties assigned to him because of ill health or other disability (as defined in the employment agreements), the Executive or the Executive's estate or beneficiaries shall be entitled to full compensation for three years following the date thereof. If the Executive resigns, his compensation ceases as of the date of his resignation. During the period of employment and for a period of three years thereafter, the Executives are prohibited from competing with the Company. In order for a non-competition clause to be enforceable under applicable state law, the clause must be limited in terms of scope and duration. While the Company believes that the non-competition clauses in the employment contracts are enforceable, there can be no assurance that a court will declare them to be enforceable in all circumstances.

Stock Performance Graph

  The following graph provides a comparison of cumulative total stockholder return for the period from April 15, 1997 (the date on which the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and publicly traded) through March 31, 1999, among the Company, the Standard & Poor's Smallcap 600 Index and a peer group composite index (the "Peer Group Index"). The Peer Group Index includes Barrett Business Services, Inc., Fiserv, Inc., Kelly Services, Inc., Manpower Inc. and Norrell Corporation. The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Standard & Poor's Smallcap 600 Index and the Peer Group Index was provided to the Company by Zacks Investment Research, Inc.




                              [GRAPH APPEARS HERE]

    DESCRIPTION          4/15/97     3/31/98     3/31/99
ASI SOLUTIONS ($)        $100.00     $175.00     $132.30
S & P Smallcap 600 ($)   $100.00     $148.68     $119.41
PEER GROUP INDEX ($)     $100.00     $129.54     $113.75

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors consists of Messrs. Boylan, Kaufthal and Koerner.

  The Compensation Committee is responsible for (i) reviewing the performance and approving the compensation, including bonuses, of the Company's Chief Executive Officer and the executive officers and key managers reporting directly to the Chief Executive Officer, and (ii) administering, reviewing and approving stock option grants and authorizing the number of shares of common stock issuable under the Company's 1996 Stock Option and Grant Plan and the Company's 1996 Directors Stock Option Plan (although its actions with respect to such plans are subject to the approval of the full Board of Directors).

Compensation Philosophy and Practice

  The Compensation Committee's philosophy is based upon the belief that executive compensation should be closely aligned with the annual and long-term financial performance of the Company and increases in stockholder value. The Compensation Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company and that appropriate compensation for performance is the foundation of any successful enterprise. As such, the Compensation Committee closely monitors the allocation of the Company's executives' compensation among salary, bonus and stock option grants in order to create the optimum level of incentives for such executives to manage the Company's affairs with the goal of improving the Company's financial performance and increasing value to stockholders.

  Each year the Compensation Committee conducts a full review of the compensation level of each of the Company's executive officers. In determining annual compensation, the Compensation Committee considers the Company's performance based on rate of growth and ability to meet and surpass financial projections. Additionally, in determining compensation for executive officers individually, the Compensation Committee considers the performance of the specific executive, the role and level of responsibility such executive has assumed in the Company's performance as a whole, the particular executive's importance to the future growth of the Company and the success of the executive individually and collectively with the other members of the management team in achieving short-term and long-term goals.

  Based upon the complexity, revenues and growth potential of the Company and in consideration of the caliber, level of experience and performance of the Company's management, the Compensation Committee believes that the Company's executive compensation practices maintain an overall level of compensation that is competitive and beneficial to the Company.

  As set forth above under "Executive Compensation--Option Grants in Fiscal 1999," stock options were granted to two of the executive officers of the Company in Fiscal 1999. Stock options were also granted to various employees and consultants of the Company in Fiscal 1999. The Compensation Committee recommended and the Board of Directors approved the option grants based upon the same factors considered in making the compensation decisions described above.

  CARL SELDIN KOERNER
  ILAN KAUFTHAL
  MICHAEL J. BOYLAN

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Company's executive compensation is determined by the Compensation Committee of the Board of Directors. Mr. Koerner, a member of the Compensation Committee, is a managing partner of the law firm of Koerner Silberberg & Weiner, LLP, which has served as counsel to the Company. See "Certain Transactions."

                             CERTAIN TRANSACTIONS

Interest of Counsel

  Koerner Silberberg & Weiner, LLP has been general counsel to the Company since 1989. During Fiscal 1999, the Company paid legal fees of $241,000 to Koerner Silberberg & Weiner, LLP. The Company believes that the fees paid to Koerner Silberberg & Weiner, LLP are comparable to those fees that would have been paid to an unrelated third party law firm.

                     PROPOSAL 2: APPROVAL OF AN AMENDMENT
               TO THE COMPANY'S 1996 STOCK OPTION AND GRANT PLAN

Introduction

  The Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Option Plan (the "Plan Amendment") pursuant to which the number of shares of Common Stock reserved for issuance under the Option Plan will be increased from 1,200,000 to 1,600,000.

  The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key personnel and that such retention and motivation can be achieved in part through the grant of stock options. The Board of Directors also believes that stock options can play an important role in the success of the Company by encouraging and enabling the officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will ensure a closer identification of the interests of the participants in the Option Plan with those of the Company, thereby stimulating the efforts of such participants to promote the Company's future success and strengthen their desire to remain with the Company. The Board of Directors believes that the proposed increase in the number of shares issuable under the Option Plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation in line with that of its competitors.

  As of the date of this Proxy Statement, options to purchase 1,023,103 shares of Common Stock currently reserved for issuance under the Option Plan have been granted.

Recommendation

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
                                                       ---
AMENDMENT TO THE OPTION PLAN.

Summary of the Option Plan

  The following description of certain features of the Option Plan is intended to be a summary only and does not describe every provision of the Option Plan.

  Number of Shares Issuable. Subject to adjustment for stock splits, stock dividends and similar events, 1,200,000 shares of Common Stock are currently authorized and reserved for issuance under the Option Plan. If adopted, the Plan Amendment would increase the number of shares of Common Stock authorized and reserved for issuance to 1,600,000. Shares of Common Stock underlying any grants of options under the Option Plan which expire or are canceled or terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Option Plan.

  Plan Administration; Eligibility. The Option Plan provides that it shall be administered by the full Board of Directors or a committee of not less than three non-employee directors as appointed by the Board of Directors from time to time. The Option Plan is currently administered by the Compensation Committee, which consists of Messrs. Boylan, Kaufthal and Koerner, although the Compensation Committee's actions with respect to the Option Plan are subject to the approval of the full Board of Directors. The Board of Directors may discontinue or amend the Option Plan at any time provided that the rights and obligations under any option issued prior to an amendment to the Option Plan can not be adversely affected by such amendment without the consent of the optionee and provided that certain amendments, if required by regulatory requirements or in certain other circumstances, require the approval of the Company's stockholders. The Compensation Committee has full power to select, from among the persons eligible for awards under the Option Plan, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Option Plan. Incentive Options (as defined below) may be granted only to officers or other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries. Non-Qualified Options (as defined below) may be granted or issued to officers or other employees of the Company, directors and to consultants and other key persons who provide services to the Company (regardless of whether they are also employees).

  Material Terms of Options. The Option Plan permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), and (ii) options that do not so qualify ("Non-Qualified Options"). The exercise price of each option granted under the Option Plan is determined by the Compensation Committee but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the Option Plan to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company or a parent or a subsidiary unless the exercise price for the stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised only by the optionee during his or her lifetime.

  The term of each option is fixed by the Compensation Committee and, in the case of an Incentive Option, may not exceed ten years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and, subject to the provisions of the Option Plan, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. Upon the exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or other instrument acceptable to the Compensation Committee, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or (iii) through a "cashless" exercise procedure, subject to certain limitations.

  The Option Plan provides that in the case of certain transactions constituting a change in control of the Company, all outstanding options shall become fully exercisable whether or not such options were exercisable immediately prior thereto. In addition, the Option Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all options for a period of at least 15 days prior to the date of such termination.

  Tax Aspects Under the U.S. Internal Revenue Code. Under current federal tax law, an employee who receives a Non-Qualified Option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. On the other hand, an employee who receives an Incentive Option does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any Incentive Option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares of Common Stock, ordinary income, equal to the difference between the sale price and the exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an Incentive Option.

  New Option Plan Benefits. No grants have been made with respect to the additional shares of Common Stock which will be reserved for issuance if the Plan Amendment is approved by stockholders. The number of shares of Common Stock that may be granted in the event the Plan Amendment is approved by stockholders is indeterminable at this time.

                     PROPOSAL 3: APPROVAL OF AN AMENDMENT
               TO THE COMPANY'S 1996 DIRECTORS STOCK OPTION PLAN

Introduction

  The Board of Directors has adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Directors Plan (the "Directors Plan Amendment") pursuant to which the number of shares of Common Stock reserved for issuance under the Directors Plan will be increased from 50,000 to 100,000.

  The Board of Directors believes that the Company's growth and long-term success depend in large part upon attracting and retaining key non-employee or "independent" directors and that this may be achieved in part through the grant of stock options. The Board of Directors also believes that stock options can play an important role in the success of the Company by encouraging and enabling the independent directors of the Company, upon whose judgment, initiative and efforts the Company depends for guidance and innovation, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors believes that the proposed increase in the number of shares issuable under the Directors Plan will help the Company accomplish these goals and will keep the Company's directors' equity incentive compensation in line with that of its competitors.

  As of the date of this Proxy Statement, options to purchase 50,000 shares of Common Stock currently reserved for issuance under the Directors Plan have been granted.

Recommendation

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN.

Summary of the Directors Plan

  The following description of certain features of the Directors Plan is intended to be a summary only and does not describe every provision of the Directors Plan.

  Number of Shares Issuable. Subject to adjustment for stock splits, stock dividends and similar events, 50,000 shares of Common Stock are currently authorized and reserved for issuance under the Directors Plan. If adopted, the Plan Amendment would increase the number of shares of Common Stock authorized and reserved for issuance to 100,000. Shares of Common Stock underlying any grants of options under the Directors Plan which expire or are canceled or terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Directors Plan.

  Plan Administration; Eligibility. The Directors Plan provides that it shall be administered by the full Board of Directors or a committee of the Board of Directors, as appointed by the Board of Directors from time to time. The Directors Plan is currently administered by the Compensation Committee, which consists of Messrs. Boylan, Kaufthal and Koerner, although the Compensation Committee's actions with respect to the Directors Plan are subject to the approval of the full Board of Directors.. The Board of Directors may discontinue or amend the Directors Plan at any time provided that the rights and obligations under any option issued prior to an amendment to the Directors Plan can not be adversely affected by such amendment without the consent of the optionee and provided that certain amendments, if required by regulatory requirements or in certain other circumstances, require the approval of the Company's stockholders. The Compensation Committee has full power to select, from among the directors eligible for awards under the Directors Plan, the directors to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Directors Plan.

  Material Terms of Options. The Directors Plan permits the grant of Non-Qualified Options. The exercise price of each option granted under the Directors Plan is determined by the Compensation Committee. Each option may be exercised only by the optionee during his or her lifetime. The term of each option is fixed by the Compensation Committee. The Compensation Committee determines at what time or times each option may be exercised and, subject to the provisions of the Directors Plan, the period of time during which options may be exercised, if any, after termination of service as a director for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. Upon the exercise of options, the option exercise price must be paid in full
(i) in cash or by certified or bank check or other instrument acceptable to the Compensation Committee, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or (iii) through a "cashless" exercise procedure, subject to certain limitations.

  The Directors Plan provides that in the case of certain transactions constituting a change in control of the Company, all outstanding options shall become fully exercisable whether or not such options were exercisable immediately prior thereto. In addition, the Directors Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all options for a period of at least 15 days prior to the date of such termination.

  Tax Aspects Under the U.S. Internal Revenue Code. Under current federal tax law, a director who receives a Non-Qualified Option under the Directors Plan does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the director will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount.

  New Directors Plan Benefits. No grants have been made with respect to the additional shares of Common Stock which will be reserved for issuance if the Directors Plan Amendment is approved by stockholders. The number of shares of Common Stock that may be granted in the event the Directors Plan Amendment is approved by stockholders is indeterminable at this time.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of June 11, 1999 (except as otherwise indicated) certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each director and Nominee and (iv) all directors and executive officers as a group (10 persons). Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws, where applicable.

                                     Number of Shares        Percentage of
      Name of Beneficial Owner     Beneficially Owned(1) Common Stock Owned(1)
      ------------------------     --------------------- ---------------------
   Wellington Management Company,
    LLP(2)........................         352,600                5.41%
   Fleet Financial Group,
    Inc.(3).......................         418,021                6.41%
   Bernard F. Reynolds(4).........       2,571,375(5)            39.42%
   Eli Salig(4)...................       1,176,824(6)            18.04%
   Seymour Adler, Ph.D(4).........         340,319(7)             5.22%
   Michael J. Mele(4).............          11,761(8)              *
   Dennis L. Stevens(4)...........          10,762(9)              *
   David Tory(4)..................          13,333(10)             *
   Michael J. Boylan(4)...........          16,666(11)             *
   Ilan Kaufthal(4)...............           3,333(12)             *
   Carl S. Koerner(4).............           4,833(13)             *
   F. Samuel Smith(4).............          74,905                1.15%
                                         ---------               -----
   All directors and executive
    officers as a group (10
    persons)......................       4,224,111               64.76%

--------
 *Less than 1%

 (1) In computing the number of shares of Common Stock beneficially owned by a person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of June 11, 1999 are deemed outstanding. For purposes of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, such shares of stock subject to options or warrants that are currently exercisable or that become exercisable within 60 days of June 11, 1999 are deemed to be outstanding for such person but are not deemed to be outstanding for purposes of computing the ownership percentage of any other person.

 (2) The address of the holder is 75 State Street, Boston, Massachusetts 02109. The indicated ownership is as of February 9, 1999 and is based solely on a Schedule 13G provided by this entity to the Company.

 (3) The address of the holder is One Federal Street, Boston, Massachusetts 02110. The indicated ownership is as of February 12, 1999 and is based solely on a Schedule 13G provided by this entity to the Company.

 (4) The address of the holder is c/o ASI Solutions, Inc., 780 Third Avenue, New York, NY 10017.

 (5) Includes (i) 100,000 shares owned by Mr. Reynolds' wife, of which shares Mr. Reynolds disclaims beneficial ownership, (ii) 4,270 shares owned by Mr. Reynolds' son, of which shares Mr. Reynolds disclaims beneficial ownership and (iii) 10,000 shares owned by The Bernard F. Reynolds Charitable Trust.

 (6) Includes 15,000 shares owned by The Eli Salig Charitable Trust.

 (7) Includes (i) 124,841 shares subject to currently exercisable stock options and (ii) 10,000 shares owned by The Seymour Adler Charitable Trust.

 (8) Includes 2,500 shares owned by Mr. Mele's wife, of which shares Mr. Mele disclaims beneficial ownership, and 8,332 shares subject to currently exercisable stock options.

 (9) Includes 8,332 shares subject to currently exercisable stock options.

(10) Includes 3,333 shares subject to currently exercisable stock options.

(11) Includes 6,666 shares subject to currently exercisable stock options.

(12) Represents 3,333 shares subject to currently exercisable stock options.

(13) Includes 3,333 shares subject to currently exercisable stock options.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports provided to the Company and written representations that no other reports were required during, or with respect to, Fiscal 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been satisfied, except that Mr. Reynolds inadvertently failed to file a timely report on Form 5 relating to gifts of securities exempt from Section 16(b) of the Exchange Act.

Independent Public Accountants

  The accounting firm of PricewaterhouseCoopers LLP served as the Company's independent public accountants during Fiscal 1999 and is expected to continue to do so for fiscal year 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Expenses of Solicitation

  The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of Common Stock.

Stockholder Proposals

  Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before April 12, 2000 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

  Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2000 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than sixty (60) days prior to the date of such meeting, nor prior to ninety (90) days prior to the date of such meeting, together with all supporting documentation required by the By-laws; provided, however, that in the event less than seventy (70) days' notice or prior public disclosure of the date of such meeting is given or made to stockholders, stockholder proposals must be received, together with all required supporting documentation, not later than the close of business on the tenth day following the date on which such notice or public disclosure of the date of the annual meeting is first made.

Other Matters

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1999, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MICHAEL J. MELE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, ASI SOLUTIONS INCORPORATED, 780 THIRD AVENUE, NEW YORK, NEW YORK 10017.

--------------------------------------------------------------------------------


 1. Election of Directors of the Company, each     FOR all nominees
    for a one-year term to continue until the      listed below        [ ]
    2000 Annual Meeting of Stockholders and
    until the successor of each is duly elected and qualified.

    WITHHOLD AUTHORITY to vote                     *EXCEPTIONS
    for all nominees listed below    [ ]                               [ ]

Nominees: Bernard F. Reynolds, Eli Salig, Seymour Adler, Ph.D., David Tory, Michael J. Boylan, Ilan Kaufthal, Carl S. Koerner and F. Samuel Smith (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------
 2. Proposal to approve the amendment to the Company's 1996 Stock Option and Grant Plan to increase the number of shares of Common Stock of the Company that may be issued thereunder from 1,200,000 to 1,600,000.

                  FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]

 3. Proposal to approve the amendment to the Company's
    1996 Directors Stock Option Plan to increase the number of shares of Common Stock of the Company that may be issued thereunder from 50,000 to 100,000.

                  FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]

 4. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                                     Change of Address and
                                                     or Comments Mark Here   [ ]

                                   For joint accounts, each owner should sign.
                                   Executors, administrators, trustees,
                                   corporate officers and others acting in a representative capacity should give full title or authority.

                                   Date:                  , 1999
                                        ------------------


                                   -----------------------------
                                             Signature

                                   -----------------------------
                                             Signature

PLEASE SIGN AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.         Votes must be indicated
                                  (x) in Black or Blue Ink.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ASI SOLUTIONS INCORPORATED
                  780 Third Avenue, New York, New York 10017
                                     PROXY
                            Proxy for Common Stock
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bernard F. Reynolds and Michael J. Mele, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ASI Solutions Incorporated (the "Company"), to be held at the offices of the Company at 780 Third Avenue, New York, New York 10017 on Wednesday, September 8, 1999 at 11:00 a.m., New York time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1999 Annual Report to Stockholders.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Proposal 1, 2 or 3 below, the undersigned's votes will be cast "FOR" each of such matters. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

                                   ASI SOLUTIONS, INC.
                                   P.O. BOX 11050
                                   NEW YORK, N.Y. 10203-0050

--------------------------------------------------------------------------------